                          Power of Attorney

I,  Rick Puckett,  of 10715  Alexander Mill  Drive, Charlotte,  NC 28277  hereby appoint Jay Carvell and Alastair  Merrick, as my recognized representatives  and true and lawful attorneys-in-fact to  make, execute, sign, acknowledge and  file with  the  Securities  and  Exchange Commission  (the  "SEC")  as  necessary any documents relating to my service as  a Director of WhiteHorse Finance, Inc.  and any amendments to such documents.

This is the only power granted by this Power of Attorney. This Power of Attorney applies to  all future  documents filed  with the  SEC relating  to my service a
Director of WhiteHorse Finance, Inc.  and any amendments thereto. This  Power of
Attorney is revocable by me at any time. Third parties receiving a duly executed copy, a  copy uploaded  in text  or html  format or  facsimile of  this Power of
Attorney may rely upon this Power of Attorney.

Signature: /s/ Rick D. Puckett
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Name:      Rick D. Puckett
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Title:     Director
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Date:      December 4, 2012
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